Exhibit 99.1

PRESS RELEASE

For more information or photos please contact: Clean Power Concepts Inc. Investor Relations Jon Boyd 866.525.4714

For Immediate Release:

Clean Power Concepts Secures $30 Million Funding Commitment
From Centurion Private Equity, LLC

April 14, 2011 – Saskatchewan, Canada – Clean Power Concepts Inc. (listed as “CPOW” on the OTC: QB) today announced the signing of a $30,000,000 Equity Funding Facility with Centurion Private Equity, LLC (“Centurion,” an affiliate of Roswell Capital Partners, LLC). Centurion had increased is commitment amount under the facility from the previously announced $15,000,000 to $30,000,000. The funding was arranged by Intellivest Securities, Inc.

Centurion has committed to purchase for cash consideration, subject to certain conditions and limitations described in the agreement including but not limited to limitations on the amount of common that Centurion is required to purchase based upon the trading volume of CPOW’s common stock,  up to an aggregate of $30,000,000 of Clean Power Concepts’ common stock. Under the Equity Funding Facility, Clean Power Concepts may, at its discretion, periodically sell to Centurion shares of Clean Power Concepts’ common stock at a price based upon the market price (as defined in the agreement) of Clean Power Concepts’ common stock.

Mr. Michael Shenher, C.E.O. of Clean Power Concepts, commented:

“This funding will enable CPOW to advance rapid efforts to commercialize our patented protein extraction technology, expand canola-crushing operations, and propel product development and distribution.”

“Additional capital will, among other things, fund the ongoing development of international business activities.”

Mr. Paul Gorski, Sr. Investment Officer at Roswell, added:

“We are very excited to be working with CPOW and look forward to providing them with the necessary capital and support to achieve their potential in the coming years.”

Clean Power Concepts is a producer of Filtered Canola Oil, Canola Feed Meal, Lubricants, Chemicals and Additives.  The Company manufactures and markets products under CLEAN POWER CONCEPTS® and MOPO® brands.  More information may be obtained at URL www.cleanpowerconcepts.com.

Intellivest Securities, Inc., Member FINRA, is a boutique investment-banking firm based in the suburbs of Atlanta, GA. Intellivest provides a variety of consulting services, including capital raising services involving the structuring, marketing and closing of financing transactions. Intellivest specializes in raising capital for small- and micro-cap public and private companies across all industry groups. JT Schroeder and Tim Pitoniak, owners of the consulting firm C4 Capital Markets, LLC, arranged the transaction and they are registered representatives with Intellivest Securities, Inc.

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements." All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain cost adjustments and/or delays beyond the company's control with respect to bio energy manufacturing operations, changes in the worldwide price of agricultural commodities, crude oil, and/or certain other commodities; regulatory, legislative, political or economic developments in the jurisdictions in which the Company carries on business; operating or technical difficulties in connection with bio energy manufacturing operations or development activities; employee relations; transportation logistics; and the unpredictability of risks involved in the newly developing bio energy industry. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.